Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

among

AMGEN INC.

and

BOFA SECURITIES, INC.

and

J.P. MORGAN SECURITIES LLC

each as a Lead Dealer Manager

and

BNP PARIBAS SECURITIES CORP.

DEUTSCHE BANK SECURITIES INC.

RBC CAPITAL MARKETS, LLC

BLAYLOCK VAN, LLC

and

SIEBERT WILLIAMS SHANK & CO., LLC

each as a Co-Dealer Manager

Dated as of August 17, 2020

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into this 17th day of August, 2020, among Amgen Inc., a Delaware corporation (the “Company”), and BofA Securities, Inc. and J.P. Morgan Securities LLC (collectively, the “Lead Dealer Managers”), and BNP Paribas Securities Corp., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, Blaylock Van, LLC and Siebert Williams Shank & Co., LLC (collectively, the “Co-Dealer Managers” and, together with the Lead Dealer Managers, the “Dealer Managers”).

This Agreement is made pursuant to the Dealer Manager Agreement, dated July 30, 2020, among the Company and the Dealer Managers (the “Dealer Manager Agreement”), relating to the Company’s nine separate offers to exchange certain of its outstanding 6.90% Senior Notes due 2038, 6.375% Senior Notes due 2037, 6.40% Senior Notes due 2039, 5.75% Senior Notes due 2040, 5.65% Senior Notes due 2042, 5.375% Senior Notes due 2043, 5.15% Senior Notes due 2041, 4.95% Senior Notes due 2041 and 4.40% Senior Notes due 2045 for its new 2.770% Senior Notes due 2053 (the “New Notes” or the “Securities”).

In order to induce the Dealer Managers to enter into the Dealer Manager Agreement, the Company has agreed to provide to the Dealer Managers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to settlement under the Dealer Manager Agreement.

In consideration of the foregoing, the parties agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Additional Amounts” has the meaning set forth in Section 4(a).

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, City of New York, are authorized or required by law, regulation or executive order to close.

“Company” has the meaning set forth in the preamble and includes the Company’s successors.

“Dealer Manager Agreement” has the meaning set forth in the preamble.

“Dealer Managers” has the meaning set forth in the preamble.

“Early Settlement Date” means August 17, 2020.

“Exchange Offer Registration” means a registration under the 1933 Act effected pursuant to Section 2(a).

“Exchange Offer Registration Statement” means an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Exchange Offers” means, collectively, the offers by the Company to exchange the Registrable Securities for the Exchange Securities pursuant to Section 2(a) (each such exchange offer, an “Exchange Offer”).

“Exchange Securities” means the 2.770% Senior Notes due 2053, issued by the Company under the Indenture containing terms identical to the Registrable Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from August 17, 2020, and (ii) the Exchange Securities will not contain restrictions on transfer), to be offered to Holders of Securities in exchange for the Registrable Securities pursuant to the applicable Exchange Offer.

“Expiration Date” has the meaning set forth in Section 2(a)(ii).

“FINRA” means The Financial Institution Regulatory Authority.

“Holder” means a Person who owns, beneficially or of record, Registrable Securities. It is understood and agreed that it is currently contemplated that the Securities and the Exchange Securities will initially be issued in global form and that, until such time, if any, as certificates are issued therefor, the only registered holder of the Securities and the Exchange Securities will be the nominee of The Depository Trust Company.

“Indenture” means the Indenture, dated as of May 22, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the Officer’s Certificate, dated as of August 17, 2020, as the same may be amended from time to time in accordance with the terms thereof.

“Issuer Free Writing Prospectus” has the meaning set forth in Rule 433(h)(1) of the 1933 Act.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Dealer Managers or subsequent Holders of Registrable Securities, if such subsequent Holders are deemed to be affiliates solely by reason of their holding of Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Participating Broker-Dealer” means any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registrable Securities” means the New Notes; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the 1933 Act and such Securities have been disposed of pursuant to such Registration Statement, (ii) when such Securities have been exchanged for the Exchange Securities that may be resold to the public without complying with the prospectus delivery requirements of the 1933 Act in an Exchange Offer as contemplated pursuant to Section 2(a) hereof (provided that any Exchange Security that, pursuant to the last sentence of Section 2(a), is included in a prospectus for use in connection with resales by Participating Broker-Dealers shall be deemed to be a Registrable Security with respect to Sections 3, 5 and 6 until resale of such Registrable Securities have been effected within the Resale Period), (iii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or become eligible for resale pursuant to Rule 144 without volume restrictions, or (iv) when such Securities has ceased to be outstanding.

“Registration Default” has the meaning set forth in Section 4(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of FINRA (including reasonable and documented fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders of the

Registrable Securities covered by such Shelf Registration Statement and which counsel may also be counsel for the Dealer Managers); provided that such fees and disbursement of counsel for the Holders shall not exceed $50,000 and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” means any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Resale Period” has the meaning set forth in Section 2(a).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning set forth in the preamble.

“Shelf Registration” means a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the trustee with respect to the Securities under the Indenture.

“Underwriter” has the meaning set forth in Section 3.

“Underwritten Offering” means a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall prepare and, not later than 180 days following the Early Settlement Date (or if such 180th day is not a Business Day, the next succeeding Business Day), shall use its reasonable efforts to file with the SEC the Exchange Offer Registration Statement with respect to the Exchange Offer for the Registrable Securities.

The Company shall use its reasonable efforts to (i) cause the Exchange Offer Registration Statement to become effective under the 1933 Act within 270 days of the Early Settlement Date (or if such 270th day is not a Business Day, the next succeeding Business Day) and (ii) consummate the Exchange Offer within 310 days of the Early Settlement Date (or if such 310th day is not a Business Day, the next succeeding Business Day).

Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offers by delivering the related exchange offer Prospectus and accompanying documents, if any, to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offers are being made pursuant to this Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

(ii) the expiration date for acceptance for exchange (which shall be a date at least 20 Business Days from the date such Prospectus is delivered, and which may be extended by the Company from time to time pursuant to the procedures set forth in such Prospectus) (the “Expiration Date”);

(iii) that the Registrable Securities not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offers will be required to surrender such Registrable Security, to the institution and at the address specified in the Prospectus prior to the close of business on the Expiration Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the Expiration Date, by sending to the institution and at the address specified in such Prospectus a written or facsimile notice of withdrawal setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Registrable Securities exchanged.

As soon as reasonably practicable after the Expiration Date, the Company shall:

(vi) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offers; and

(vii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Company shall use its reasonable efforts to complete the Exchange Offers as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offers. The Exchange Offers shall not be subject to any conditions, other than that the Exchange Offers do not violate applicable law or any applicable interpretation of the staff of the SEC.

Upon notice to the Company from any Dealer Manager given prior to the filing of the Exchange Offer Registration Statement, the Company agrees (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a Participating Broker-Dealer and (y) to use reasonable efforts to keep such Exchange Offer Registration Statement effective for a period of 90 days after the Expiration Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) (the “Resale Period”).

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated within a reasonable period of time after the Expiration Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offers are not for any other reason consummated within 310 days of the Early Settlement Date or (iii) the Exchange Offers have been completed and, in the opinion of counsel for the Dealer Managers, in a form reasonably satisfactory to the Company, a Registration Statement must be filed and a Prospectus must be delivered by the Dealer Managers in connection with any offering or sale of Registrable Securities, the Company shall use its reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and shall use its reasonable efforts to have such Shelf Registration Statement declared effective by the SEC, provided, that, in no event shall the Company be required to file or cause to be declared effective such Shelf Registration Statement before the date on which it is required to file or cause to be declared effective, as applicable, the Exchange Offer Registration Statement pursuant to Section 2(a). In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall file and use its reasonable efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Dealer Managers after completion of the Exchange Offers. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier to occur of the (x) first anniversary of the Early Settlement Date and (y) such period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as reasonably practicable thereafter. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) may result in material irreparable injury to the Dealer Managers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Dealer Managers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b).

3. Registration Procedures.

In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b), the Company shall:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each selling Holder of Registrable Securities, to counsel for the Dealer Managers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use its reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of the Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with reasonable requests by such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that, without limiting the foregoing, the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) make any changes to its certificate of incorporation or bylaws;

(e) in the case of a Shelf Registration, notify each selling Holder of Registrable Securities, counsel for the Holders and counsel for the Dealer Managers promptly (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (v) of any determination by the Company that a post-effective amendment to a Registration Statement would be required by applicable law;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest practicable date;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities upon written request therefor, without charge, one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request in writing at least five Business Days prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(iv), use its reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the selling Holders to suspend use of the Prospectus as promptly as reasonably practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(j) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(k) cause the Indenture to be qualified under the TIA, in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(l) in the case of a Shelf Registration, make available for inspection by any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

(m) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment after the Company has received written notification of the matters to be incorporated in such filing, and, in the case of a post-effective amendment, use its reasonable best efforts to have the post-effective amendment declared effective; and

(n) in the case of a Shelf Registration, enter into such customary underwriting agreements or similar agreements and take all such other customary actions in connection therewith as any selling Holders aggregating at least a majority of the Registrable Securities may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, pursuant to an Underwritten Offering and in such connection, (i) to the extent reasonably practicable, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel may be the Company’s general counsel or assistant general counsel and which opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities (it being agreed that the matters to be covered by any such opinion shall include the due incorporation, valid existence and good standing of the Company; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of the relevant agreements of the type referred to in this Section 3(n); the due authorization, execution, authentication, issuance and delivery, and the validity and enforceability of the Registrable Securities; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Registrable Securities, this Agreement or any agreement of the type referred to in this Section 3(n), except such approvals as may be required under state securities or blue sky laws; the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the 1933 Act and the TIA and the rules and regulations of the SEC thereunder, respectively; and, as of the date of the opinion and of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein (in each case other than the financial statements and other financial information contained therein) of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the SEC under the 1934 Act)), (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information in writing regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i), and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions may not exceed 45 days (whether or not consecutive) in any three-month period or 120 days (whether or not consecutive) in any 12-month period. No Additional Amounts shall accrue or be payable during any such suspension period.

The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities covered by such Shelf Registration Statement.

4. Additional Amounts.

(a) The parties acknowledge that the Holders of Securities or Exchange Securities, as the case may be, will suffer damages if the Company fails to perform its obligations under Section 2 or 3 and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that:

(i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed on or prior to the 180th day following the Early Settlement Date;

(ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 270th day following the Early Settlement Date;

(iii) an Exchange Offer with respect to the Registrable Securities has not been consummated on or prior to the 310th day following the Early Settlement Date (if the Exchange Offer is then required to be completed); or

(iv) after either the Exchange Offer Registration Statement or Shelf Registration Statement has been declared effective, such Registration Statement ceases to be effective or usable in connection with the Exchange Offer or resales of the Securities during a period in which it is required to be effective hereunder (taking into account the suspension periods provided for in the penultimate paragraph of Section 3) without being succeeded within five Business Days by any additional Registration Statement or post-effective amendment covering the Securities or the Exchange Securities, as the case may be, which has been filed and declared effective;

(each such event referred to in the foregoing clauses (i) through (iv), a “Registration Default”), then additional amounts (“Additional Amounts”) will accrue on the principal amount of the Securities and the Exchange Securities, respectively (in addition to the stated interest on such Securities and such Exchange Securities), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but excluding the date on which all filings, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults or until there are no Registrable Securities outstanding. Additional Amounts with respect to the Securities and the Exchange Securities, as applicable, will accrue at a rate of 0.125% per annum during the 90-day period immediately following such first occurrence of a Registration Default and while any such Registration Default has occurred and is continuing, and shall increase to 0.25% per annum for any additional days after such 90-day period during which a Registration Default had occurred and is continuing, until the date on which all of the filings, declarations of effectiveness and consummations referred to in the preceding sentence have been achieved, on which date the interest rate on such Securities and such Exchange Securities, respectively, will revert to the interest rate originally borne by such notes.

(b) The Company shall notify the Trustee immediately upon its knowledge of the happening of each and every Registration Default.

(c) The Company shall pay the Additional Amounts due on the Securities or Exchange Securities, as the case may be, by depositing with the Trustee, in trust, for the benefit of the Holders thereof, prior to 10:00 a.m. on the next interest payment date specified in the Indenture sums sufficient to pay the Additional Amounts then due. The Additional Amounts due shall be payable on each interest payment date specified by the Indenture to the record holders entitled to receive the interest payment to be made on such date.

(d) The parties agree that the Additional Amounts provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by Holders of Securities or Exchange Securities by reason of the happening of any Registration Default.

5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Dealer Manager, each Holder and each Person, if any, who controls each Dealer Manager or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Dealer Manager or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Dealer Manager, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any

Prospectus or Issuer Free Writing Prospectus (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an indemnified party furnished to the Company in writing by or on behalf of such indemnified party expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Dealer Manager and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, any Dealer Manager and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each of the Dealer Managers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Dealer Managers and all Persons, if any, who control any Dealer Manager within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving any Dealer Manager and Persons who control any Dealer Manager, such firm shall be designated in writing by BofA Securities, Inc. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Dealer Manager, any Holder or any Person controlling any Dealer Manager or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not entered into, and the Company will not after the date of this Agreement until no Registrable Securities are outstanding enter into, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and BofA Securities, Inc., on behalf of the Dealer Managers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein; provided, however, that no such amendment shall adversely affect the interest of the Holders of Registrable Securities.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Dealer Managers, the address set forth in the Dealer Manager Agreement; and (ii) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if faxed; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such Person shall be entitled to receive the benefits hereof. The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company shall not, and shall use its reasonable efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protects their rights as Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Section References. Unless otherwise indicated, references in this Agreement to sections are to the sections of this Agreement.

(l) Termination. This Agreement shall terminate when there are no longer any Registrable Securities, except for (i) any liabilities or obligations under Section 2(c) and Section 5 and (ii) the Company’s obligation to make payments of, and to provide for, Additional Amounts under Section 4, to the extent Additional Amounts accrued prior to such time, each of which shall remain in effect in accordance with its terms.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMGEN INC.

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer

[Signature Page to the Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ David Scott
Name: David Scott
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Registration Rights Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann
Name: Tim McCann
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By:	/s/ Ryan E. Montgomery
Name: Ryan E. Montgomery
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

BLAYLOCK VAN, LLC

By:	/s/ Louis DeCaro
Name: Louis DeCaro
Title: Head of Investment Banking

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ David Finkelstein
Name: David Finkelstein
Title: Managing Director

[Signature Page to the Registration Rights Agreement]